Exhibit FS-1

                     Stora Enso's Consolidated Balance Sheet




Consolidated balance sheet                                            December 31,
                                                         -------------------------------------   Euro/$=1,0046
Assets  EUR  mill.                                         1997           1998          1999        1999 USD
Fixed assets and other long-term investments             --------       --------      --------   -------------
Intangible assets.......................        O           42.2           42.0          60.3          60.5
Goodwill on consolidation...............        O          509.4          540.5         466.4         468.5
Property, plant and equipment...........        O       10,731.5       10,424.6      10,717.6      10,766.9
Shares, associated companies............        O          317.9          334.1         165.5         166.2
Shares, other companies.................        O           57.0          128.8         280.4         281.7
Capital investment shares...............        I           37.9           48.0          49.3          49.6
Non-current loan receivables............        I           77.8           90.1          66.8          67.1
Deferred tax assets.....................        T           11.6            7.8           5.9           5.9
Other non-current assets................        O           78.6           79.2          88.6          89.1
                                                       ---------      ---------     ---------     ---------
                                                        11,863.9       11,695.1      11,900.8      11,955.5

Current assets                                               0.0
Inventories.............................        O        1,289.1        1,332.3       1,265.6       1,271.4
Tax assets..............................        T            0.3            3.4          71.9          72.2
Short-term receivables..................        O        2,040.6        1,783.4       2,090.4       2,100.1
Short-term investments and receivables..        I          110.0          250.4         265.9         267.1
Cash and cash equivalents...............        I          249.7          348.5         439.4         441.4
                                                       ---------      ---------     ---------     ---------
                                                         3,689.6        3,718.0       4,133.2       4,152.2

Total assets............................                15,553.5       15,413.1      16,034.0      16,107.7
                                                        ========       ========      ========      ========
Shareholders' equity....................
Share capital...........................                 1,277.5        1,277.5       1,277.6       1,283.5
Restricted equity.......................                   736.1          704.6         698.2         701.4
Retained earnings.......................                 3,090.5        3,093.2       3,224.9       3,239.8
Profit for the period...................                   409.0          191.0         752.5         755.9
                                                       ---------      ---------     ---------     ---------
                                                         5,513.1        5,266.3       5,953.2       5,980.6
                                                             0.0
Minority interests......................                   271.7          278.8         202.0         202.9

Long-term liabilities...................
Pension provisions......................        I          564.0          569.6         575.5         578.1
Deferred tax liability..................        T        1,373.8        1,326.6       1,488.9       1,495.7
Other provisions........................        O          121.4          256.0         186.5         187.3
Long-term debt..........................        I        4,209.1        4,294.1       3,846.2       3,863.9
Other long-term liabilities.............        O           84.5           90.8          87.0          87.4
                                                       ---------      ---------     ---------     ---------
                                                         6,352.8        6,537.0       6,184.1       6,212.5
Current liabilities
Current portion of long-term debt.......        I        1,202.1        1,218.4         446.7         448.8
Short-term borrowings...................        I          590.1          475.4       1,476.6       1,483.4
Other current liabilities...............        O        1,485.5        1,451.7       1,507.8       1,514.7
Tax liability...........................        T          138.1          185.5         263.6         264.8
                                                       ---------      ---------     ---------     ---------
                                                         3,415.9        3,331.0       3,694.7       3,711.7
                                                       ---------      ---------     ---------     ---------
Total shareholders' equity and
liabilities.............................                15,553.5       15,413.1      16,034.0      16,107.7
                                                       =========      =========     =========     =========


Items designated with "O" are included in the operating capital. Items designated with "I" are included in interest-bearing net liabilities. Items designated with "T" are included in net tax liability.


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
Consolidated balance sheet
(IAS) Equity reconciliation                                                 December 31,
                                                        ------------------------------------------------------     Euro/$=1,0046
                                                              1997               1998               1999              USD 1999
                                                        ---------------    ---------------   -----------------   -----------------
Share capital........................................   1,277.5            1,277.5            1,277.5            1,283.4
Increase.............................................           1,277.5            1,277.5        0.1  1,277.6       0.1   1,283.5
                                                                -------            -------   -------- --------  --------  --------

Share issue..........................................                                                      1.9                 1.9

Other restricted equity..............................     670.8              736.2              704.6              707.8
Transfer from non-restricted equity..................      30.0               23.4
Increase.............................................                         28.6
Translation difference...............................      35.4   736.2      (83.6)   704.6      (8.3)   696.3      (8.3)    699.5
                                                       --------  -------- --------  -------- -------- --------  --------  --------

Reserve for own shares...............................                                    -                 -

Non-restricted equity ...............................   3,336.6            3,499.5            3,311.4            3,326.6
Effect of adopting IAS 19 revised....................                        (27.2)             (27.2)              (27.3)
                                                                          --------           --------           --------
Non-restricted equity restated.......................                      3,472.3            3,284.2            3,299.3
Dividends paid.......................................    (233.50)           (242.6             (268.3)             (269.5)
To be placed at the disposal of the Board of
Directors............................................      (0.4)
Share exchange with minority.........................                                            17.2               17.3
Transfer to other restricted equity..................     (30.0)             (23.4)
Translation difference...............................      17.8             (113.1)             191.7              145.9
Profit for the period................................     409.0 3,499.5      191.0 3,284.2      752.5  3,977.4     802.7   3,995.7
                                                       -------- -------   -------- -------   -------- --------  --------  --------


Total equity.........................................           5,513.3            5,266.3             5,951.2             5,978.6

  Distributable funds................................
  Non-restricted equity..............................           3,499.5            3,284.2             3,977.4             3,995.7
Untaxed reserves included in non-restricted equity ..            (796.6)            (935.2)           (1,393.5)           (1,399.9)
                                                               --------            -------            --------            --------
Distributable funds on 31 December...................           2,702.9            2,349.1             2,583.9             2,595.8